Exhibit 99.2

Ryerson 227 W. Monroe St. 27th Floor Chicago, Illinois 60606 312 292 5000 www.ryerson.com	PRESS RELEASE

For additional information contact:

Edward J. Lehner

Ryerson Inc.

312-292-5020

eddie.lehner@ryerson.com

FOR IMMEDIATE RELEASE

Ryerson Inc. Launches Tender Offers And Consent Solicitations For Its Floating Rate Senior Secured Notes due 2014 and 12% Senior Secured Notes due 2015; Ryerson Holding Corporation Launches Tender Offer And Consent Solicitation For Its 14 1/2% Senior Discount Notes due 2015

CHICAGO, Ill., September 25, 2012 – Ryerson, Inc. is commencing cash tender offers and consent solicitations (together, the “Ryerson Offers”) for any and all of the outstanding aggregate principal amount of its outstanding Floating Rate Senior Secured Notes due 2014 (the “2014 Notes”) and its outstanding 12% Senior Secured Notes due 2015 (the “2015 Notes” and, together with the 2014 Notes, the “Ryerson Notes”). Ryerson Holding Corporation, which is a holding company and the sole stockholder of Ryerson Inc., is commencing a cash tender offer and consent solicitation (the “Holding Offer” and, together with the Ryerson Offers, the “Offers”) for any and all of the outstanding aggregate principal amount of its outstanding 14 1/2% Senior Discount Notes due 2015 (the “Ryerson Holding Notes” and, together with the Ryerson Notes, the “Notes”). The tender offers are scheduled to expire at 11:59 p.m., New York City time, on October 23, 2012, unless extended or earlier terminated (the “Expiration Date”).

In connection with the offers to purchase, Ryerson is soliciting consents to certain proposed amendments to the indentures governing the Notes to eliminate substantially all of the restrictive covenants, certain events of default and related provisions. Holders may not tender their Notes without delivering consents or deliver consents without tendering their Notes.

Holders of the Notes that are validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time on October 9, 2012, unless extended or earlier terminated (the “Consent Date”), and accepted for purchase, will receive the total consideration (as discussed below) of $714.18 per $1,000 principal amount of the Ryerson Holding Notes, $1,002.50 per $1,000 principal amount of the 2014 Notes and $1,035.00 per $1,000 principal amount of the 2015 Notes, together, in the case of the Ryerson Notes but not the Ryerson Holding Notes, with accrued and unpaid interest up to, but not including, the settlement date. Holders of the Notes that are validly tendered and not properly withdrawn after the Consent Date but on or prior to the

Expiration Date, and accepted for purchase, will receive the tender offer consideration (as discussed below) of $684.18 per $1,000 principal amount of the Ryerson Holding Notes, $972.50 per $1,000 principal amount of the 2014 Notes and $1,005.00 per $1,000 principal amount of the 2015 Notes, which is the total consideration less the consent payment (as discussed below), together, in the case of the Ryerson Notes but not the Ryerson Holding Notes, with accrued and unpaid interest up to, but not including, the settlement date.

Payment for Notes validly tendered and not properly withdrawn on or prior to the Consent Date and accepted for purchase may be made at the option of Ryerson Inc. or Ryerson Holding Corporation, as applicable, promptly after the Consent Date. Payment for Notes validly tendered and not properly withdrawn after the Consent Date and on or prior to the Expiration Date and accepted for purchase will be made promptly after the Expiration Date.

The following table summarizes terms material to the determination of the total consideration to be received in the Offers per $1,000 principal amount of Notes that are validly tendered and not withdrawn prior to the Consent Date, as well as the tender offer consideration to be received in the Offers per $1,000 principal amount of Notes that are validly tendered after the Consent Date but on or prior to the Expiration Date:

Title of Security	CUSIP No.	Outstanding Principal Amount	Tender Offer Consideration (per $1,000 principal amount, as applicable)	Consent Payment (per $1,000 principal amount, as applicable)	Total Consideration (per $1,000 principal amount, as applicable)
Floating Rate Senior Secured Notes due 2014 issued by Ryerson Inc.	78375PAH0 and 78375PAK3	$102.916 million	$972.50	$30.00	$1,002.50
12% Senior Secured Notes due 2015 issued by Ryerson Inc.	78375PAL1	$368.660 million	$1,005.00	$30.00	$1,035.00
14 1/2% Senior Discount Notes due 2015 issued by Ryerson Holding Corporation	783754AB0	$483.0 million	$684.18	$30.00	$714.18

Ryerson Inc. intends to fund the purchase of the Ryerson Notes tendered and the payment of consents received in the Ryerson Offers with the net proceeds from a concurrent offering (the “New Notes Offering”), in a transaction exempt from registration under the Securities Act of 1933, as amended, by Ryerson Inc. and Joseph T. Ryerson & Son, Inc., an indirect wholly owned subsidiary of Ryerson Holding Corporation and direct wholly owned subsidiary of Ryerson Inc.

(together with Ryerson Inc. the “New Note Issuers”), as co-issuers, of not less than $600.0 million aggregate principal amount of Senior Secured Notes due 2017 and $300.0 million aggregate principal amount of Senior Notes due 2018 of the New Note Issuers (together, the “New Notes”). Ryerson Holding Corporation intends to fund the purchase of the Ryerson Holdings Notes tendered and the payment of consents received in the Holding Offer with a dividend from Ryerson Inc. of a portion of the net proceeds received in the New Notes Offering. It is anticipated that any Notes that remain outstanding following acceptance of Notes in the Offers will be redeemed by Ryerson Inc. or Ryerson Holding Corporation, as applicable.

The Company’s and Ryerson Holding Corporation’s obligations to accept for purchase, and to pay for, the applicable Notes validly tendered pursuant to the Offers is subject to (1) consummation of the New Notes Offering (including receipt by Ryerson Holding Corporation of the dividend from Ryerson Inc. as described above) and (2) certain other customary conditions.

The complete terms and conditions of the Offers are described in the Company’s Offer to Purchase and Consent Solicitation Statement, dated September 25, 2012 (the “Offer to Purchase”) and Ryerson Holding Corporation’s Offer to Purchase and Consent Solicitation Statement, dated September 25, 2012 (together, the “Offers to Purchase”), respectively, copies of which may be obtained by contacting Global Bondholder Services Corporation, the information agent for the Offers, at (212) 430-3774 (collect) or (866) 807-2200 (U.S. toll-free). Merrill Lynch Pierce, Fenner & Smith Incorporated is the dealer manager for the Offers and the solicitation agent for the Consent Solicitations. Additional information concerning the Offers and Consent Solicitations may be obtained by contacting Merrill Lynch Pierce, Fenner & Smith Incorporated, at (980) 388-9217 (collect) or (888) 292-0070 (U.S. toll-free).

This press release is for informational purposes only and is not a recommendation, an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The Offers are being made solely pursuant to the Offers to Purchase and related Letters of Transmittal that is being distributed to holders of Notes.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities.

About Ryerson Inc.

Ryerson Inc., a Platinum Equity company, is a leading North American processor and distributor of metals, with operations in the United States, Mexico, Canada, China and Brazil. The Company distributes and processes various kinds of metals, including stainless and carbon steel and aluminum products.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Moreover, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.